UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
January 27, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 30, 2006, Lennox International Inc. (the “Company”) announced that on January 27, 2006 (i) John W. Norris, Jr., Chairman, advised the Company’s Board of Directors (the “Board”) of his retirement from the Board, effective July 21, 2006; (ii) David V. Brown advised the Board of his retirement from the Board, effective as of April 20, 2006, the date of the Company’s 2006 Annual Meeting of Stockholders; and (iii) the Board accepted Walden O’Dell’s resignation from the Board, effective immediately. Neither the retirement of Messrs. Norris and Brown nor the resignation of Mr. O’Dell were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated January 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: January 30, 2006	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated January 30, 2006.

4